Social Life Network to Host 4th Quarter Shareholder Update Call on November 20, 2019

DENVER, CO / ACCESSWIRE / November 15, 2019 / Social Life Network, Inc. (OTCQB: WDLF), announced today that it will hold their shareholder update call on Wednesday November 20th, providing an overview on their 10-Q filed November 14th and a 4th quarter company update that will include their wholly owned subsidiary, MjLink.com, Inc.

The call is scheduled for Wednesday, November 20th, 2019, at 1:30pm PT/4:30pm ET and will be held by Social Life Network CEO, Ken Tapp, and CFO Mark DiSiena.

Individuals interested in listening to the conference call may do so by dialing Toll-Free: 844-602-0380 International: 862-298-0970.

A replay will be available by calling:

Toll-Free: 877-481-4010

International: 919-882-2331

Passcode: 56842

About Social Life Network, Inc.

Social Life Network, Inc. is an artificial intelligence and blockchain powered social network and e-commerce technology company based in Denver Colorado.

For more information, visit: https://www.Social-Life-Network.com

About MjLink.com, Inc.

MjLink.com Inc. a wholly owned subsidiary of Social Life Network, Inc. and is a cloud-based cannabis social network and digital media company based in Denver, Colorado. MjLink operates as a multinational cannabis technology and digital media organization with four industry specific social networks: WeedLife.com, a consumer-to-consumer social network, MjLink.com, a business-to-business social network, HempTalk.com, a business-to-consumer social network, and MjInvest.com, a cannabis industry investor network that produces the MjMicro Capital Conference.

Disclaimer

This news release may include forward-looking statements within the meaning of section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to achieving corporate objectives, developing additional project interests, the company's analysis of opportunities in the acquisition and development of various project interests and certain other matters. No information in this press release should be construed as any indication whatsoever of the Company's or MjLink's future financial results, revenues or stock price. There are no assurances that the Company will successfully take MjLink.com, Inc public as noted in previous press releases. These statements are made under the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein

CONTACT:

Investor Relations

IR@Social-Life-Network.com

855-933-3277

SOURCE: Social Life Network, Inc. (OTCQB: WDLF)